UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2024

REZOLUTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39683	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Shoreline Drive, Suite 500, Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

650-206-4507

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RZLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2024, Rezolute, Inc. (the “Company”) filed with the Secretary of State of the State of Nevada, a Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company (the “Certificate of Amendment”), which was approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on December 5, 2024 and by written consent of the Company’s board of directors on October 16, 2024.

The Certificate of Amendment increases the Company’s authorized common stock from 100,000,000 shares to an aggregate of 165,000,000 shares. It will not change the total number of shares of Preferred Stock authorized for issuance by the Company.

This summary of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein. A more complete description of the foregoing amendment is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on October 21, 2024.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2025 annual meeting of stockholders on December 5, 2024. The meeting was held virtually at RZLT (issuerdirect.com). As of the record date, October 7, 2024, there were a total of 55,927,913 shares of common stock outstanding and entitled to vote at the special meeting. At the annual meeting, 36,588,042 shares of common stock were represented in person (virtually) or by proxy; therefore, a quorum was present. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal No. 1 - Election of Directors

To elect the following nominees to serve as members of the Company’s board of directors:

Nominee Name	Votes For	Votes Withheld	Broker Non Votes
Nevan Charles Elam	36,573,851	14,191	842,480
Young-Jin Kim	34,816,551	1,771,491	842,480
Gil Labrucherie	36,090,227	497,815	842,480
Philippe Fauchet	36,402,654	185,388	842,480
Nerissa Kreher	36,396,819	191,223	842,480
Wladimir Hogenhuis	36,402,644	185,398	842,480

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm

To ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending on June 30, 2025:

Votes For	Votes Against	Abstentions	Broker Non Votes
36,801,947	465,204	163,371	-

Proposal No. 3 - Say-on-Pay Proposal

To approve by a non-binding advisory vote, the compensation of the Company’s named executive officers, as disclosed in the Executive Compensation section of the proxy statement:

Votes For	Votes Against	Abstentions	Broker Non Votes
36,519,454	56,680	11,908	842,480

Proposal No. 4 – Share Increase Proposal

To approve an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized common stock from 100,000,000 shares of common stock to an aggregate of 165,000,000 shares of common stock:

Votes For	Votes Against	Abstentions	Broker Non Votes
36,449,851	134,695	3,496	842,480

Proposal No. 5 - Equity Plan Amendment Proposal

To approve an amendment to the Company’s 2021 Stock Incentive Plan to increase the number of shares available for issuance thereunder from 10,700,000 shares of common stock to an aggregate of 14,450,000 shares of common stock:

Votes For	Votes Against	Abstentions	Broker Non Votes
31,485,706	5,094,003	8,333	842,480

Proposal No. 6 – Adjournment Proposal

To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Share Increase Proposal:

Votes For	Votes Against	Abstentions	Broker Non Votes
37,186,000	236,512	8,010	-

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Certificate of Amendment, as filed with the Secretary of the State of Nevada on December 6, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: December 10, 2024	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer